As filed with the Securities and Exchange Commission on January 31, 2005

Registration Nos. 333-87422
333-87422-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________

Duke Energy Field Services, LLC DEFS Capital Trust I	Delaware Delaware	58-2511048 02-6142965
(Exact name of each registrant as specified in its charter)	(State of organization)	(I.R.S. Employer Identification No.)

370 17th Street, Suite 2500 Denver, Colorado 80202 (303) 595-3331 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	Rose M. Robeson
Vice President and
Chief Financial Officer
370 17th Street, Suite 2500
Denver, Colorado 80202
(303) 595-3331
(Name, address, including zip code,
and telephone number, including
area code, of agent for service)
Copy to:
Jeffery B. Floyd Vinson & Elkins L.L.P. 2300 First City Tower Houston, Texas 77002-6760 (713) 758-2194 (713) 615-5660 (facsimile)		Michael S. Richards Duke Energy Field Services, LLC 370 17th Street, Suite 2500 Denver, Colorado 80202 (303) 605-1785 (303) 605-2226 (facsimile)

Approximate date of commencement of proposed sale to the public: Not applicable

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. *

     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. *

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. *

EXPLANATORY STATEMENT

     This Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-3 (Registration Nos. 333-87422 and 333-87422-01) is being filed for the purpose of removing from registration all of the securities that remain unsold thereunder as of the date of filing of this post-effective amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 31, 2005.

Duke Energy Field Services, LLC
By:	/s/ ROSE M. ROBESON
Rose M. Robeson
Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 31st day of January, 2005.

SIGNATURE	TITLE

/s/ W. H. EASTER III W. H. Easter III	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ ROSE M. ROBESON Rose M. Robeson	Chief Financial Officer (Principal Financial and Accounting Officer)
Philip L. Fredrickson	Director
* Fred J. Fowler	Director
* John E. Lowe	Director
Richard J. Osborne	Director

* By:  /s/ ROSE M. ROBESON
           Rose M. Robeson, as power of attorney

     Pursuant to the requirements of the Securities Act of 1933, DEFS Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Denver, State of Colorado, on January 31, 2005.

DEFS Capital Trust I

By:	Duke Energy Field Services, LLC, its depositor

By:	/s/ ROSE M. ROBESON

Rose M. Robeson
Vice President and Chief Financial Officer